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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                        Date of Event Reported: 11/22/99


                        MIDCOAST ENERGY RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

           Texas                0-8898              76-0378638
      (State or other         Commission         (I.R.S. Employer
      jurisdiction of         File Number       Identification No.)
                            incorporation)


Suite 2950,  1100 Louisiana Street,  Houston, Texas              77002
    (address of principal executive offices)                   (Zip Code)


        Registrant's telephone number, including area code: 713/650-8900
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               MIDCOAST ENERGY RESOURCES, INC.,  AND SUBSIDIARIES


Item 5.  Other Events

     In order to streamline its business operations, Midcoast has cut approximately 20 percent of its workforce and expects to take a $1.7 million fourth quarter charge. The company has let go 50 of its 256 employees, including some staff in its Houston corporate office and employees at various field locations.

     The company will incur the charge in connection with these actions, and the company expects to see savings from reduced employee costs and a more streamlined operating and business process.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


MIDCOAST ENERGY RESOURCES, INC.

Date: December 13, 1999          By: /s/ Richard A. Robert
                                    _______________________________
                                     Richard A. Robert
                                     Treasurer
                                     Principal Financial Officer
                                     Principal Accounting Officer